Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
of
Emdeon Inc.
(A Delaware Corporation)

ARTICLE 1
DEFINITIONS
     As used in these By-laws, unless the context otherwise requires, the term:
          1.1 “Assistant Secretary” means an Assistant Secretary of the Corporation.
          1.2 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.
          1.3 “Board” means the Board of Directors of the Corporation.
          1.4 “By-laws” means these Amended and Restated By-Laws of the Corporation, as further amended from time to time.
          1.5 “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as further amended, supplemented or restated from time to time.
          1.6 “Chairman” means the Chairman of the Board of Directors of the Corporation.
          1.7 “CEO” means the Chief Executive Officer of the Corporation.

     1.8 “Chief Financial Officer” means the Chief Financial Officer of the Corporation.
     1.9 “Controller” means the Controller of the Corporation.
     1.10 “Corporation” means Emdeon Inc.
     1.11 “Derivative” has the meaning set forth in Section 2.2.4.3.
     1.12 “Directors” means directors of the Corporation.
     1.13 “Entire Board” means all then authorized directors of the Corporation.
     1.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.
     1.15 “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.
     1.16 “IPO Date” means the date upon which the Corporation consummates the initial public offering of shares of common stock of the Corporation pursuant to an effective Registration Statement filed under the Securities Act.
     1.17 “Nominating Stockholders” has the meaning set forth in Section 3.3.2.
     1.18 “Notice of Business” has the meaning set forth in Section 2.2.3.
     1.19 “Notice of Nomination” has the meaning set forth in Section 3.3.3.
     1.20 “Notice Record Date” has the meaning set forth in Section 2.5.2.
     1.21 “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

     1.22 “Original Stockholders” means, collectively, any Stockholder Associated Person of Hellman & Friedman LLC and any Stockholder Associated Person of General Atlantic LLC.
     1.23 “President” means the President of the Corporation.
     1.24 “Proponent” has the meaning set forth in Section 2.2.4.1.
     1.25 “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act..
     1.26 “Secretary” means the Secretary of the Corporation.
     1.27 “Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.
     1.28 “SEC” means the Securities and Exchange Commission.
     1.29 “Stockholder Associated Person” means with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that are also owned of record or beneficially by such Stockholder and (ii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
     1.30 “Stockholder Business” has the meaning set forth in Section 2.2.2.
     1.31 “Stockholder Information” has the meaning set forth in Section 2.2.4.3.
     1.32 “Stockholder Nominees” has the meaning set forth in Section 3.3.2.

     1.33 “Stockholders” means stockholders of the Corporation.
     1.34 “Stockholders Agreement” means the Stockholders’ Agreement, dated as of [                    ], 2009, by and among the Corporation, Hellman & Friedman Capital Associates VI, L.P., Hellman & Friedman Capital Executives VI, L.P., HFCP VI Domestic AIV, L.P., H&F Harrington AIV II, L.P., Hellman & Friedman Investors VI, L.P., General Atlantic Partners 83, L.P., General Atlantic Partners 84, L.P., GAP-W Holdings, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, GAP Coinvestments CDA, L.P., GAP Coinvestments III, LLC, and GAP Coinvestments IV, LLC, the persons listed on the signature pages thereto under “Management Stockholders” and the persons listed on the signature pages thereto under “eRx Stockholders”.
     1.35 “Treasurer” means the Treasurer of the Corporation.
     1.36 “Vice President” means a Vice President of the Corporation.
     1.37 “Voting Record Date” has the meaning set forth in Section 2.5.2.
ARTICLE 2
STOCKHOLDERS
     2.1 Place of Meetings. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time. The Board may, in its sole discretion, determine that the meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Delaware law. If no designation is made, the place of meeting shall be the principal executive office of the Corporation.
     2.2 Annual Meetings; Stockholder Proposals.

          2.2.1 A meeting of Stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.
          2.2.2 At an annual meeting of the Stockholders, only business (other than business relating to the nomination or election of directors which is governed by Section 3.3) that has been properly brought before the Stockholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of Stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) otherwise by a Stockholder who (a) was a Stockholder of record of the Corporation when the notice required by this Section 2.2 is delivered to the Secretary of the Corporation and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this Section 2.2. Section 2.2.2(ii) is the exclusive means by which a Stockholder may bring business before a meeting of Stockholders, other than with respect to nominations or elections of directors which is governed by Section 3.3; provided that if Rule 14a-8 of the Exchange Act (or any successor rule) is applicable, a Stockholder may not bring business before any meeting if the Stockholder fails to meet the requirements of such rule. Any business brought before a meeting in accordance with Section 2.2.2(ii) is referred to as “Stockholder Business.”
          2.2.3 At any annual meeting of Stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for Stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (i) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders, (ii) no annual meeting was held during the prior year or (iii) in the case of the Corporation’s first annual meeting of Stockholders as a corporation with a class of equity security registered under the Exchange Act, notice by the Stockholder to be timely must be received (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a Stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.
          2.2.4 The Notice of Business must set forth:
     2.2.4.1 the name and record address of each Stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;
     2.2.4.2 the name and address of any Stockholder Associated Person;
     2.2.4.3 as to each Proponent and any Stockholder Associated Person, (a) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (b) the date such stocks were acquired, (c) a description in reasonable detail of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of stock of the Corporation or with a value derived in whole or in part from the value or decrease in value of any class or series of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative”) directly or indirectly owned beneficially by the Proponent or Stockholder Associated Person and any other direct or indirect opportunity to profit or stock in any profit derived from any increase or decrease in the value of stock of the Corporation, (d) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any stocks of any security of the Company, (e) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (f) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives, if any, as of the date of such notice. The information specified in Section 2.2.4.1 to 2.2.4.3 is referred to herein as “Stockholder Information.” Stockholder Information with respect to ownership as of the record date may be supplemented by the Proponent or Stockholder Associated Person, if any, not later than ten days after the record date;
     2.2.4.4 Stockholder Information with respect to any stock or other interests of the Corporation held by members of the Proponent’s or Stockholder Associated Person’s immediate family sharing the same household (which information with respect to ownership as of the record date may be supplemented by the Proponent or Stockholder Associated Person, if any, not later than ten days after the record date);
     2.2.4.5 a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;
     2.2.4.6 a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;
     2.2.4.7 any material interest of the Proponent and any Stockholder Associated Person in such Stockholder Business;
     2.2.4.8 a description of all agreements, arrangements and understandings between the Proponent and any Stockholder Associated Person and any other person (including their names) in connection with such Stockholder Business; and
     2.2.4.9 all other information that would be required to be filed with the SEC if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act.
          2.2.5 The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2 and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
          2.2.6 If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
          2.2.7 Nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
     2.3 Written Consent Prohibition. Except as otherwise provided for or fixed pursuant to the provisions of Section 6.2 of the Certificate of Incorporation relating to the rights of holders of any series of preferred stock, no action that is required or permitted to be taken by the Stockholders of the Corporation at any annual or special meeting of Stockholders may be effected by written consent of Stockholders in lieu of a meeting of Stockholders, unless the action to be effected by written consent of Stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.
     2.4 Special Meetings. Unless otherwise prescribed by applicable law and subject to the express terms of any series of shares of preferred stock, special meetings of Stockholders may be called only by (a) the Chairman or (b) a majority of the members of the Board, and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.
     2.5 Fixing Record Date.
          2.5.1 Prior to August 1, 2009, for the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be (y) in the case of clause (a)(i) above, more than 60 nor less than 10 days before the date of such meeting and (z) in the case of clause (a)(ii) or (b) above, more than 60 days prior to such action. If no such record date is fixed:

     2.5.1.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; and
     2.5.1.2 the record date for determining Stockholders for any purpose other than those specified in Section 2.5.1.1 hereof shall be the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5.1, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.
          2.5.2 On or after August 1, 2009, to the extent permitted by applicable law, for the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten days after the date on which the record date was fixed by the Board. For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action. In the case of the second and third sentences of this Section 2.5.2, if no such record date is fixed:
     2.5.2.1 The record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
     2.5.2.2 The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and
     2.5.2.3 When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5.2, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.
     2.6 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws,

Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.
     2.7 Waivers of Notice. Whenever giving notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.
     2.8 List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder’s agent, or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.
     2.9 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series of classes is required, a quorum shall consist of no less than a majority in voting power of the shares of such classes or series of classes. When a quorum is present to organize a meeting of Stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any Stockholder. In the absence of a quorum, the person presiding over the meeting or the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     2.10 Voting; Proxies. Unless otherwise provided by the General Corporation Law or in the Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters, except as otherwise provided by the General Corporation Law or the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors as more fully provided under Section 3.4. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.
     2.11 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
     2.12 Conduct of Meetings.

          2.11.1 Conduct of Meetings: The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the CEO, or in the absence of the CEO, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as are adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.
     2.13 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.
ARTICLE 3
DIRECTORS
     3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

     3.2 Number; Qualification; Term of Office. Except as otherwise provided in the Certificate of Incorporation, and subject to the provisions of Article II of the Stockholders Agreement (so long as such agreement remains in effect), the Board shall consist of no fewer than 5 nor more than 20 members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be Stockholders. Each Director shall hold office for a term expiring at the next annual meeting of Stockholders of the Corporation and until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.
     3.3 Nominations of Directors.
          3.3.1 Only persons who are nominated in accordance with the procedures set forth in this Section 3.3 are eligible for election as directors. All provisions of this Section 3.3 are subject to the rights of the Original Stockholders under Article II of the Stockholders Agreement (so long as such agreement remains in effect).
          3.3.2 Nominations of persons for election to the Board may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the Board or (ii) by a Stockholder who (a) was a Stockholder of record of the Corporation when the notice required by this Section 3.3 is delivered to the Secretary of the Corporation and at the time of the meeting, (b) is entitled to vote for the election of directors at the meeting and (c) complies with the notice and other provisions of this Section 3.3. Section 3.3.2(ii) is the exclusive means by which a Stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.3.2(ii) are referred to as “Stockholder Nominees.” A Stockholder nominating persons for election to the Board and the Stockholder Associated Persons are referred to as the “Nominating Stockholder.”
          3.3.3 All nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, by the following dates:
     3.3.3.1 in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (a) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders, (b) no annual meeting was held during the prior year or (c) in the case of the Corporation’s first annual meeting of Stockholders as a corporation with a class of equity security registered under the Exchange Act notice by the Stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure and
     3.3.3.2 (ii) in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.
          3.3.4 Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.
          3.3.5 In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.
          3.3.6 The Notice of Nomination shall set forth:
     3.3.6.1 the Stockholder Information with respect to each Nominating Stockholder (which information with respect to ownership as of the record date may be supplemented by the Nominating Stockholder not later than ten days after the record date);
     3.3.6.2 Stockholder Information with respect to any stock or other interests of the Corporation held by members of the Nominating Stockholder’s immediate family sharing the same household (which information with respect to ownership as of the record date may be supplemented by the Nominating Stockholder not later than ten days after the record date);
     3.3.6.3 a representation that each Stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
     3.3.6.4 all information regarding each Stockholder Nominee that would be required to be set forth in a solicitation subject to Section 14 of the Exchange Act, the written consent of each such Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected;
     3.3.6.5 a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder and their respective affiliates and associates, or others acting in concert therewith and each Stockholder Nominee and his or her respective affiliates and associates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the Nominating Stockholder or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant and
     3.3.6.6 all other information that would be required to be filed with the SEC if the Nominating Stockholders were participants in a solicitation subject to Section 14 of the Exchange Act.
          3.3.7 The Corporation may require any Stockholder Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder Nominee to serve as a Director of the Corporation.
          3.3.8 The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder Nominee was not made in accordance with the procedures set forth in this Section 3.3 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
          3.3.9 If the Stockholder (or a qualified representative of the Stockholder) does not appear at the applicable Stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
          3.3.10 Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

     3.4 Election. Directors shall, except as otherwise required by applicable law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.
     3.5 Newly Created Directorships and Vacancies. Unless otherwise provided by applicable law or the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock then outstanding and to the terms of the Stockholders Agreement (so long as such agreement remains in effect), any newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced and until his or her successor is duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director. When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the General Corporation Law.
     3.6 Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.
     3.7 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees (payable in cash or equity) for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.
     3.8 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as shall from time to time be determined by the Board.
     3.9 Special Meetings. Special meetings of the Board may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman, the CEO, the President or the Secretary or by any two or more Directors then serving as Directors on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.12 hereof other than by mail, or on at least three days’ notice if given by mail.
     3.10 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.
     3.11 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
     3.12 Notice Procedure. Subject to Sections 3.9 and 3.10 hereof, whenever, under the provisions of applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or other means of electronic transmission.
     3.13 Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.
     3.14 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the CEO or, in the absence of the CEO, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
     3.15 Quorum of Directors. The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.
     3.16 Action by Majority Vote. Except as otherwise expressly required by applicable law, the Certificate of Incorporation, these By-laws or the terms of Stockholders Agreement (so long as such agreement remains in effect), the act of a majority of the Entire Board at a meeting at which a quorum is present shall be the act of the Board; provided, that to the extent one or more Directors recuses himself or herself from an act, the act of a majority of the remaining Directors then in office shall be the act of the Board.
     3.17 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE 4
COMMITTEES OF THE BOARD
     The provisions of this Article 4 are subject in all respects to the Stockholders Agreement (so long as such agreement remains in effect). The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law (including Section 141(c)(2) of the General Corporation Law as it exists now or may hereafter be amended) and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Board may remove any Director from any committee at any time, with or without cause. Unless otherwise specified in the resolution of the Board designating a committee or the charter for such committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.
ARTICLE 5
OFFICERS
     5.1 Positions. The officers of the Corporation shall be a CEO, a President, a Secretary, a Treasurer and such other officers as the Board may elect, including a Chairman, a Chief Financial Officer, a Controller, one or more Vice

Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.
     5.2 Election. The officers of the Corporation shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.
     5.3 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The removal of an officer, with or without cause, shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
     5.4 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.5 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.
     5.6 Chief Executive Officer. The CEO shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The CEO shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The CEO may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the CEO shall perform all duties incident to the office of CEO of a corporation and such other duties as may from time to time be assigned to the CEO by resolution of the Board.
     5.7 President. The President shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however to the control of the CEO and the Board and any duly authorized committee of the Board. In the absence of the CEO, the President shall preside at meetings of the Stockholders and at meetings of the Board at which the Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to the

CEO or some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.
     5.8 Chief Financial Officer. The Chief Financial Officer shall have overall supervision of the financial operations of the Corporation and shall perform all duties incident to the office of chief financial officer of a corporation and such other duties as may from time to time be assigned the Chief Financial Officer by the CEO or resolution of the Board.
     5.9 Controller. The Controller shall perform all duties incident to the office of controller of a corporation and such other duties as may from time to time be assigned the Controller by the CEO, the Chief Financial Officer or resolution of the Board.
     5.10 Vice Presidents. The Vice-Presidents shall perform such duties as may from time to time be assigned to such Vice Presidents by the CEO, the President or resolution of the Board. At the request of the CEO or, in the absence of the CEO, the President, or, in the President’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.
     5.11 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board, the CEO or the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the CEO, the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board, by the CEO or by the President.
     5.12 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the CEO, the President or the Board, whenever the CEO, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board, by the CEO or by the President.
     5.13 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the Board, by the CEO or by the President.

ARTICLE 6
INDEMNIFICATION
     6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
     6.2 Prepayment of Expenses. The Corporation shall pay the reasonable expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 6 or otherwise.
     6.3 Claims. If a claim for indemnification or advancement of expenses under this Article 6 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such Other Entity.

     6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
     6.7 Other Indemnification and Prepayment of Expenses. This Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
     6.8 Reliance. Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Section 6.1 will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Section 6 in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Section 6 will apply to claims made against any Covered Person described in Section 6.1 arising out of acts or omissions in respect of the Corporation or one of its Subsidiaries that occurred or occur both prior and subsequent to the adoption hereof.
ARTICLE 7
GENERAL PROVISIONS
     7.1 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President, the CEO or by any Vice President, and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
     7.2 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.
     7.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
     7.5 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     7.6 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
     7.7 Amendments. Subject to the provisions of the Certificate of Incorporation, these By-laws may be altered, amended or repealed and new By-laws may be adopted either (i) by the Board or (ii) by the affirmative vote of at least 66-2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class. The power of the Board to alter, amend or repeal By-laws or to adopt new By-laws shall not divest or limit the power of Stockholders to alter, amend or repeal By-laws or to adopt new By-laws.